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                                                                    EXHIBIT 5.1


                             OPINION AND CONSENT OF
                       ORRICK, HERRINGTON & SUTCLIFFE, LLP



June 28, 2000




inSilicon Corporation
411 East Plumeria Drive
San Jose, California 95134

               Re: Registration Statement on Form S-8 - inSilicon Corporation 2000 Employee Stock Purchase Plan, inSilicon Corporation 2000 Stock Plan and inSilicon Corporation 1999 Stock Option Plan
                    -----------------------------------------------------------

Ladies and Gentlemen:

         At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the inSilicon Corporation 2000 Employee Stock Purchase Plan, the inSilicon Corporation 2000 Stock Plan, and the inSilicon Corporation 1999 Stock Option Plan (the "Plans"), of up to 4,098,680 shares of common stock, $.001 par value ("Common Stock"), of inSilicon Corporation, a Delaware corporation (the "Company").

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that the Shares to be issued by the Company pursuant to the Plans are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                         Very truly yours,

                                         /s/ Orrick, Herrington & Sutcliffe LLP

                                         Orrick, Herrington & Sutcliffe LLP